West Conshohocken, PA 19428 mhmcpa.com INDEPENDENT AUDITORS’ REPORT To the Board of Directors of Stavola Holding Corporation Opinion We have audited the combined and consolidated financial statements of Stavola Holding Corporation and Subsidiaries and Affiliates, which comprise the combined and consolidated balance sheets as of September 30, 2023 and 2022, and the related combined and consolidated statements of operations, changes in equity, and cash flows for the years then ended, and the related notes to financial statements. In our opinion, the accompanying combined and consolidated financial statements present fairly, in all material respects, the financial position of Stavola Holding Corporation and Subsidiaries and Affiliates as of September 30, 2023 and 2022, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Stavola Holding Corporation and Subsidiaries and Affiliates and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Other Matter - Related-Party Transactions As explained in the notes to financial statements, Stavola Holding Corporation and Subsidiaries and Affiliates have significant balances and transactions with numerous related parties, some of which are combined or consolidated and others that are not combined or consolidated in these combined and consolidated financial statements. Our opinion is not modified with respect to this matter. Change in Accounting Principle As discussed in Note 1 to the financial statements, the Company changed its method of accounting for leases as a result of the adoption of Accounting Standards Codification Topic 842, Leases, effective October 1, 2022, under the modified retrospective transition method. Our opinion is not modified with respect to this matter. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of the combined and consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined and consolidated financial statements that are free from material misstatement, whether due to fraud or error. - 1 - Mayer Hoffman McCann P.C. 1001 Conshohocken State Road, Ste 2-600 Phone: 610.862.2249 Fax: 610.862.2500

In preparing the combined and consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Stavola Holding Corporation and Subsidiaries and Affiliates’ ability to continue as a going concern for one year after the date that the combined and consolidated financial statements are available to be issued. Auditors’ Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the combined and consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined and consolidated financial statements. In performing an audit in accordance with GAAS, we: • Exercise professional judgment and maintain professional skepticism throughout the audit. • Identify and assess the risks of material misstatement of the combined and consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined and consolidated financial statements. • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Stavola Holding Corporation and Subsidiaries and Affiliates’ internal control. Accordingly, no such opinion is expressed. • Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined and consolidated financial statements. • Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Stavola Holding Corporation and Subsidiaries and Affiliates’ ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit. /s/ Mayer Hoffman McCann P.C. West Conshohocken, Pennsylvania January 30, 2024 - 2 -

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

COMBINED AND CONSOLIDATED BALANCE SHEETS

September 30, 2023 and 2022

		2023		2022
ASSETS				
CURRENT ASSETS				
Cash and cash equivalents	$	25,396,673	$	24,383,657
Accounts receivable and contract receivables, net of allowance for losses (2023 - $1,074,621; 2022 - $1,589,012)		55,659,718		75,723,091
Contract assets		1,014,427		1,463,525
Inventories		15,348,970		11,539,100
Prepaid expenses and other current assets		4,149,206		3,304,848
Current portion of derivative financial instrument		1,191,110		1,266,051
TOTAL CURRENT ASSETS		102,760,104		117,680,272
PROPERTY, PLANT, AND EQUIPMENT, at cost, less accumulated depreciation, amortization, and depletion		154,334,586		147,719,552
OTHER ASSETS				
Investment in affiliate		6,442,433		6,442,433
Advances to related parties, net		513,332		513,332
Derivative financial instrument, noncurrent portion		3,767,190		3,724,843
Goodwill, net of accumulated amortization (2023 - $4,435,054; 2022 - $3,723,054)		2,749,679		3,461,679
Receivables from unconsolidated affiliated companies		3,759,644		3,507,702
Plant permits, net of accumulated amortization (2023 - $2,044,167; 2022 - $1,704,167)		1,355,833		1,695,833
Right-of-use lease assets, net of accumulated amortization (2023 - $1,435,124; 2022 - $0)		29,409,109		-
Other assets, net		1,424,916		1,063,174
Cash surrender value of officers' life insurance		696,544		684,824
TOTAL OTHER ASSETS		50,118,680		21,093,820
TOTAL ASSETS	$	307,213,370	$	286,493,644

See Notes to Financial Statements

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STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES COMBINED AND CONSOLIDATED BALANCE SHEETS (CONTINUED) September 30, 2023 and 2022 See Notes to Financial Statements - 4 - CURRENT LIABILITIES L I A B I L I T I E S 2023 2022 Revolving line of credit $ - $ 5,000,000 Current portion of long-term debt obligations 6,836,700 7,770,714 Accounts payable and accrued expenses 14,642,257 21,858,774 Current portion of deferred rent - 342,171 Lease liabilities, current portion 1,050,851 - Contract liabilities 23,689 118,825 TOTAL CURRENT LIABILITIES 22,553,497 35,090,484 LONG-TERM LIABILITIES Long-term debt obligations, less current portion above 35,811,925 41,839,129 Payables to unconsolidated affiliated companies 858,491 858,491 Deferred rent, less current portion above Lease liabilities, less current portion above - 29,255,958 871,227 - Asset retirement obligations 3,475,500 1,848,000 TOTAL LONG-TERM LIABILITIES 69,401,874 45,416,847 TOTAL LIABILITIES 91,955,371 80,507,331 E Q U I T Y STOCKHOLDERS' EQUITY Capital contributed Common stock, no par value, 1,000 Class A voting shares authorized; 96 shares issued and outstanding 775,840 775,840 Common stock, no par value, 200,000 Class B nonvoting shares authorized; 102,962 shares issued and outstanding 102,962 102,962 Additional paid-in capital 3,977,555 3,977,555 TOTAL CAPITAL CONTRIBUTED 4,856,357 4,856,357 Retained earnings 211,396,720 200,859,684 TOTAL STOCKHOLDERS’ EQUITY 216,253,077 205,716,041 MEMBERS' EQUITY (DEFICIT) (995,078) 270,272 TOTAL EQUITY 215,257,999 205,986,313 TOTAL LIABILITIES AND EQUITY $ 307,213,370 $ 286,493,644

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS Years Ended September 30, 2023 and 2022 See Notes to Financial Statements - 5 - 2023 2022 % of % of Revenues Revenues REVENUES $ 255,400,096 100 $ 285,651,041 100 COST OF REVENUES 178,997,327 70 195,566,081 70 GROSS PROFIT 76,402,769 30 90,084,960 30 GENERAL AND ADMINISTRATIVE EXPENSES 25,999,631 10 22,591,140 8 OPERATING INCOME 50,403,138 20 67,493,820 22 OTHER INCOME (EXPENSES) Unrealized gains (losses) on derivative financial instrument (32,594) - 5,080,594 2 Other income, net 152,851 - - - Property and equipment rental income 1,711,820 1 1,584,675 1 Gain (loss) on disposal of property, plant, and equipment 7,344,720 3 (1,576,236) (1) Income from forgiveness of Paycheck Protection Program loan - - 4,701,785 2 Loss on forgiveness of receivable from unconsolidated affiliated company - - (549,557) - Interest income 15,458 - 22,679 - Interest expense (1,292,265) (1) (1,356,986) (1) NET OTHER INCOME (EXPENSES) 7,899,990 3 7,906,954 3 NET INCOME $ 58,303,128 23 $ 75,400,774 25

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

Years Ended September 30, 2023 and 2022

	Common Stock				Additional Paid-in Capital	Retained Earnings	Total Stockholders' Equity	Members' Equity	Total Equity
	Class A		Class B						
	Shares	Amount	Shares	Amount					
Balances, September 30, 2021	96	$ 775,840	102,962	$ 102,962	$ 3,977,555	$ 172,123,535	$ 176,979,892	$ 1,211,347	$ 178,191,239
Net income (loss)	-	-	-	-	-	77,957,813	77,957,813	(2,557,039)	75,400,774
Distributions to stockholders	-	-	-	-	-	(47,605,700)	(47,605,700)	-	(47,605,700)
Dissolution of subsidiaries and affiliates	-	-	-	-	-	(1,615,964)	(1,615,964)	1,615,964	-
Balances, September 30, 2022	96	775,840	102,962	102,962	3,977,555	200,859,684	205,716,041	270,272	205,986,313
Net income (loss)	-	-	-	-	-	59,568,478	59,568,478	(1,265,350)	58,303,128
Distributions to stockholders	-	-	-	-	-	(49,031,442)	(49,031,442)	-	(49,031,442)
Balances, September 30, 2023	96	$ 775,840	102,962	$ 102,962	$ 3,977,555	$ 211,396,720	$ 216,253,077	$ (995,078)	$ 215,257,999

See Notes to Financial Statements

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STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS - 7 - Years Ended September 30, 2023 and 2022 2023 2022 CASH FLOWS FROM OPERATING ACTIVITIES Net income $ 58,303,128 $ 75,400,774 Adjustments to reconcile net income to net cash flows from operating activities Depreciation, amortization and depletion 16,986,690 12,993,517 Amortization of intangible assets and other assets, net 1,096,627 1,199,449 Accretion expense 127,500 60,000 Bad debt expense (recovery) (405,349) 1,385,418 Unrealized (gains) losses on fair value of derivative financial instrument 32,594 (5,080,594) Loss (gain) on disposal of property, plant, and equipment (7,344,720) 1,576,236 Income from forgiveness of Paycheck Protection Program loan - (4,701,785) Loss on forgiveness of receivable from unconsolidated affiliated company - (549,557) Deferred rent expense - 201,329 Non-cash lease expense 1,435,124 - Increase in cash surrender value of officers' life insurance (11,720) (12,230) Decrease (increase) in operating assets Accounts receivable and contract receivables, net 20,468,722 (24,231,781) Contract assets 449,098 990,508 Inventories (3,809,870) (3,178,631) Prepaid expenses and other current assets (844,358) (417,821) Increase (decrease) in operating liabilities Accounts payable and accrued expenses (7,216,517) 1,915,670 Operating lease liabilities (1,750,822) Contract liabilities (95,136) (890,772) Total adjustments 19,117,863 (18,741,044) NET CASH FLOWS FROM OPERATING ACTIVITIES 77,420,991 56,659,730 CASH FLOWS FROM INVESTING ACTIVITIES Purchase of property, plant, and equipment (23,842,750) (33,980,705) Proceeds from sale of property, plant, and equipment 10,208,438 849,810 Increase in receivables from unconsolidated affiliated companies (251,942) (1,287,452) Increase in other assets, net (406,369) (553,784) NET CASH FLOWS FROM INVESTING ACTIVITIES (14,292,623) (34,972,131) CASH FLOWS FROM FINANCING ACTIVITIES Net repayments under revolving line of credit (5,000,000) - Repayments of long-term debt obligations (8,083,910) (5,089,358) Distributions to stockholders (49,031,442) (47,605,700) NET CASH FLOWS FROM FINANCING ACTIVITIES (62,115,352) (52,695,058) NET CHANGE IN CASH AND CASH EQUIVALENTS 1,013,016 (31,007,459) CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR 24,383,657 55,391,116 CASH AND CASH EQUIVALENTS - END OF YEAR $ 25,396,673 $ 24,383,657 See Notes to Financial Statements

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES NOTES TO FINANCIAL STATEMENTS - 8 - (1) Summary of significant accounting policies Nature of business - Stavola Holding Corporation and Subsidiaries and Affiliates (collectively referred to as the “Company”) conduct operations principally in three industries: (1) mining, processing, and selling of various types of crushed stone and sand, representing approximately 20% of revenues; (2) construction and maintenance of roadways, representing approximately 15% of revenues; and (3) the production and sale of asphalt, representing approximately 65% of revenues. The Company conducts business primarily in the State of New Jersey. As a condition for entering into certain construction contracts, the Company had outstanding surety bonds as of September 30, 2023 and 2022. Principles of combination and consolidation - The combined and consolidated financial statements include the accounts of Stavola Holding Corporation (“SHC”), its wholly-owned subsidiaries, and certain affiliates. As of September 30, 2023, SHC's wholly-owned subsidiaries are: Stavola Sand and Gravel, Inc. (“SS&G”); Stavola Construction Materials, Inc. and its wholly-owned subsidiaries Stavola Beaver Run Quarry, LLC (“SBR”), Chimney Rock Crossing West, LLC (“CRCW”), and Stavola Quarries, LLC (collectively referred to as “SCMI”); Stavola Contracting Company, Inc. (“SCC”); Stavola Flemington Land, LLC (“SFL”); Nivek Properties, LLC (“Nivek”); and Stavola Asphalt Company, Inc. (“SAC”) and its wholly-owned subsidiaries Stavola Flemington Asphalt, LLC (“SFA”), Stavola Industries, LLC, and Stavola Old Bridge Materials, LLC (collectively referred to as “SAC”). Chimney Rock Ready-Mix, Inc. ("CRRM") and Tinton Falls Contracting Co., Inc. ("TFC"), both wholly-owned subsidiaries of SHC, and Stavola Tinton Falls 1, LLC ("STF"), a wholly-owned subsidiary of SAC, were dissolved during the year ended September 30, 2022. See Note 3. SHC's affiliates that are included in these combined and consolidated financial statements are: Rosano Howell Asphalt Company, LLC (“RHA”), Stavola Mining and Development, LLC (“SMD”) and its wholly-owned subsidiary Rosano Howell Land, LLC (“RHL”), and Stavola Holdings Pennsylvania, LLC and its wholly-owned subsidiaries Stavola Summit Land, LLC (“SSUL”), Summit Anthracite, Inc. d/b/a Stavola Summit Materials (“SSM”), and Stavola Silverbrook Land, LLC (“SSIL”) (collectively referred to as “SHP”). Stavola Millville Asphalt Company, LLC ("SMA") and Stavola Millville Land, LLC ("SML"), affiliates of SHC, were dissolved during the year ended September 30, 2022. See Note 3. All material intercompany accounts and transactions are eliminated. Use of significant estimates - Management uses significant estimates and assumptions in preparing these combined and consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used. Management’s estimates and assumptions include, but are not limited to, estimates of the collectability of accounts receivable, of estimated useful lives of property, plant, and equipment, of estimated useful lives of intangible assets, and of estimated costs and gross profit on uncompleted construction contracts. Management’s estimates and assumptions are derived from, and are continually evaluated based upon, available information, judgment, and experience. Because of inherent uncertainties in estimating costs on construction contracts, it is at least reasonably possible that the estimates used will change within the near term.

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES NOTES TO FINANCIAL STATEMENTS - 9 - (1) Summary of significant accounting policies (continued) Revenue and cost recognition - The Company recognizes revenue from the sale of asphalt, quarried stone, and sand as well as fixed-price construction contracts in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers,” as amended by subsequent ASU 2015-14,“Revenue from Contracts with Customers (“Topic 606”), which provides a five-step model for recognizing revenue from contracts with customers as follows: 1. Identify the contract; 2. Identify the performance obligation; 3. Determine the transaction price; 4. Allocate the transaction price; and 5. Recognize revenue. The Company derives its revenues from fixed-price, unit-price, guaranteed maximum-price, and time and materials construction contracts, as well as from the sale of asphalt, quarried stone, and sand. The amount of revenue to be earned from construction contracts is measured based on the amount of consideration specified in the original contract, adjusted for the value of subsequent modifications to the original contract. Revenue from the sale of asphalt, quarried stone, and sand is recognized when pickup or delivery occurs. The Company evaluates whether its contracts represent one or more performance obligations, which would be presented separately to account for revenue recognition. Generally, each of the Company’s contracts represents a single performance obligation. This evaluation requires significant judgment and could change the amount of revenue and profit recorded in a given period. The Company recognizes revenue from fixed-price, unit-price, and guaranteed maximum-price construction contracts over time as performance obligations are satisfied, due to the continuous transfer of control to the customer. The Company measures progress towards satisfaction of performance obligations and the amount of revenue to recognize using the cost-to-cost method, based on the ratio of costs incurred to date to total estimated costs at completion. The cost-to- cost method is used as it most accurately depicts the Company’s performance as it directly measures the value of the services transferred to the customer. The Company recognizes revenue from time and materials contracts as services are performed. Generally, this occurs when the Company has the right to invoice. Contract costs include all direct labor, material, subcontract costs, and other direct costs and allocated indirect costs related to contract performance. General and administrative costs are charged to expenses as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements are accounted for as changes in estimates in the current period. Contracts using equipment and trucks owned by affiliated companies are charged an internal rental fee. Due to the nature of work to be performed on many of the Company’s performance obligations, estimating total revenue and cost at completion is subject to many variables and requires significant judgment. Assumptions as to the occurrence of future events and the likelihood and amount of variable consideration, including the impact of change orders, claims, contract disputes, the achievement of contractual performance criteria, and awards or other incentive fees, are made during the contract performance period. The Company estimates variable consideration at the most likely amount it expects to receive. The Company includes estimated amounts in the transaction price to the extent that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved.

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES NOTES TO FINANCIAL STATEMENTS - 10 - (1) Summary of significant accounting policies (continued) Revenue and cost recognition (continued) - Estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of anticipated performance and all information that is reasonably available to management. Accounts receivable and contract receivables - Accounts receivable and contract receivables are carried at cost, net of allowance for losses. The Company extends credit to its customers and performs ongoing credit reviews and generally requires no collateral, and retains lien rights, if needed and available, against the property. The Company does not accrue finance or interest charges. On a periodic basis, the Company evaluates its accounts receivable and contract receivables and establishes an allowance for losses, based on the history of past write-offs and collections and current credit conditions. An account is written off when it is determined that all collection efforts have been exhausted. Contract assets - Contract assets include amounts due from customers under contractual retainage provisions and costs and estimated earnings in excess of billings on uncompleted contracts. Retainage represents amounts billed to customers where payments have partially been withheld pending the completion of certain milestones, the satisfaction of other contractual conditions, or the completion of the project. Retainage agreements vary from project to project and balances could be outstanding for several months or years, depending on a number of circumstances, such as contract-specific terms, project performance, or other variables that may arise as the Company makes progress toward completion. Costs and estimated earnings in excess of billings on uncompleted contracts represent amounts earned and reimbursable under contracts, but have a conditional right for billing and payment, such as the achievement of milestones or completion of the project. Inventories - Inventories consist of various types of crushed stone, sand, and oil and are valued at the lower of cost or net realizable value. Cost is determined by the first-in, first-out (FIFO) method. Maintenance, operating, and other supplies are expensed as incurred. Property, plant, and equipment - Property, plant, and equipment are stated at cost. Gains and losses on dispositions are reflected in current operations. Depreciation is computed using the straight-line and accelerated methods for financial reporting purposes. Building improvements are amortized over the shorter of the estimated life of the improvement or the remaining term of the lease. Depletion of the cost of mineral rights of properties is computed on the units-of- production method, based on estimated mineral reserves of the related properties. Maintenance and repairs are expensed as incurred, and the cost of improvements and betterments is capitalized. Assets Estimated Useful Lives Land improvements 3 - 20 Years Buildings and building improvements 5 - 39 Years Plants 7 - 15 Years Machinery and equipment 3 - 10 Years Automobiles and trucks 3 - 5 Years Capitalized quarry reclamation costs 20 Years Furniture, fixtures, and office equipment 7 Years

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES NOTES TO FINANCIAL STATEMENTS - 11 - (1) Summary of significant accounting policies (continued) Property, plant, and equipment (continued) - The Company assesses the impairment of long- lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held for use is based on expectations of future undiscounted cash flows from the related operations and, when circumstances dictate, the Company adjusts the asset to the extent the carrying value exceeds the fair value of the asset. The Company’s judgments related to the expected useful lives of long- lived assets and its ability to realize undiscounted cash flows in excess of the carrying amounts of such assets are affected by factors such as the ongoing maintenance and improvements of the assets, changes in economic conditions, and changes in operating performance. The estimated future cash flows of the assets, on an undiscounted basis, are compared to the carrying values of the assets. If the undiscounted cash flows exceed the carrying value, no impairment is needed. If the undiscounted cash flows do not exceed the carrying value, then impairment is recorded based on the fair value of the asset, typically measured using a discounted cash flow model, which is a Level 3 fair value measurement. There was no impairment charge for property, plant, and equipment during the years ended September 30, 2023 and 2022. Investment in affiliate - SCMI holds an interest in an affiliated general partnership. The Company accounts for this investment under the equity method (see Note 6). Fair value measurements - The FASB ASC Topic 820 provides guidance for using fair value to measure financial assets and liabilities. This guidance defines fair value and establishes a hierarchy for reporting the reliability of input measurements used to assess fair value for all assets and liabilities. The guidance defines fair value as the selling price that would be received for an asset, or paid to transfer a liability, in the principal or most advantageous market on the measurement date. The hierarchy established prioritizes fair value measurements based on the types of inputs used in the valuation technique. The inputs are categorized into the following levels: Level 1 - Observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2 - Directly or indirectly observable inputs for quoted and other than quoted prices for identical or similar assets and liabilities in active or nonactive markets; and Level 3 - Unobservable inputs not corroborated by market data, therefore requiring the entity to use the best information available in the circumstances, including the entity’s own data. Certain financial instruments are carried at cost on the combined and consolidated balance sheets, which approximates fair value due to their short-term, highly liquid nature. These instruments include all current assets and liabilities, except for prepaid expenses and other current assets. The Company also believes that the fair value of its long-term debt approximates its carrying cost as interest rates on these obligations approximate the current market rates. The Company determined that the recorded amount of cash surrender value - life insurance approximates fair value. This determination was based on the contractual policy exit prices with the respective insurance companies and would be considered a Level 3 input.

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES NOTES TO FINANCIAL STATEMENTS - 12 - (1) Summary of significant accounting policies (continued) Fair value measurements (continued) - The following tables present information about the Company’s assets and liabilities measured at fair value on a recurring basis as of September 30, 2023 and 2022, which indicate the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value. Fair Value Measurements as of September 30, 2023 Quoted Prices in Significant Other Active Markets for Observable Unobservable Identical Liabilities Inputs Inputs Description Fair Value (Level 1) (Level 2) (Level 3) Cash surrender value of life insurance $ 696,544 $ - $ - $ 696,544 Derivative financial instrument $ 4,958,300 $ - $ 4,958,300 $ - Fair Value Measurements as of September 30, 2022 Quoted Prices in Significant Other Active Markets for Observable Unobservable Identical Liabilities Inputs Inputs Description Fair Value (Level 1) (Level 2) (Level 3) Cash surrender value of life insurance $ 684,824 $ - $ - $ 684,824 Derivative financial instrument $ 4,990,894 $ - $ 4,990,894 $ - A reconciliation of financial instruments using Level 3 inputs as of September 30, 2023 and 2022, is as follows: September 30, 2023 2022 Balance, beginning of year $ 684,824 $ 672,594 Total unrealized gains 11,720 12,230 Balance, end of year $ 696,544 $ 684,824 The Company obtains the estimated fair value of the derivative financial instrument held at the reporting dates from the corresponding third-party financial institution, which utilizes an income approach in the form of a discounted cash flow model to estimate the fair value of the derivative financial instrument as of each reporting date. The cash flows for the Company are based upon the Secured Overnight Financing Rate ("SOFR") plus a factor as specified in the respective agreement, for which the third party utilizes an adjusted forward curve as determined by its internally developed proprietary models. In order to ensure that this third-party's model is appropriately estimating the fair value of the derivative financial instrument, the Company compares the estimated value as determined by the third-party financial institution to that value as determined by the market-based forward curve for SOFR based on the closing prices for the SOFR futures contracts in existence as of the reporting date. These future contracts are an effective proxy for the estimated forward SOFR as of each reporting date.

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

NOTES TO FINANCIAL STATEMENTS

(1) **Summary of significant accounting policies (continued)**

Fair value measurements (continued) - The Company neither deposited nor holds any collateral related to its derivative financial instrument. Any difference between the third party's value and the value as determined by the market-based forward curve that is determined to be material is then reconciled to obtain the estimated fair value of the derivative financial instrument as of each reporting date. As of September 30, 2023 and 2022, the estimated fair value of the Company's derivative financial instrument was $4,958,300 and $4,990,894, respectively.

The Company records the fair value of its derivative financial instrument on the combined and consolidated balance sheets as either an asset or a liability. The change in fair value of this derivative financial instrument is recognized in earnings. The Company uses this derivative financial instrument principally to manage the risk associated with the changes in interest rates that will affect the cash flows of its debt transactions. See Note 7 for further information on this derivative financial instrument.

Goodwill, plant permits, and other assets - The company has elected under FASB ASC Topic 350, Goodwill, to amortize goodwill over a ten-year period and to be tested for impairment at either the entity or the reporting unit level if a triggering event is identified. The Company's goodwill was recorded as a result of the business combinations and acquisitions, and the Company has recorded these business combinations and acquisitions using the acquisition method of accounting. Goodwill amortization expenses totaled $712,000 for each of the years ended September 30, 2023 and 2022.

Plant permits consist of permits to operate the asphalt plant owned by SFA and the coal mining permit owned by SSUL and are amortized on the straight-line basis over a ten-year estimated useful life. Management determined fair value based on an appraisal performed by a third party. Amortization expenses related to plant permits totaled $340,000 for each of the years ended September 30, 2023 and 2022.

Included in other assets on the combined and consolidated balance sheets are long-term deposits as well as other intangible assets, which consist of noncompete agreements and capitalized loan closing costs, and which are being amortized over terms ranging from five to twenty years. Amortization expenses for other assets totaled $44,627 and $147,449 for the years ended September 30, 2023 and 2022, respectively.

The annual future estimated amortization expense as of September 30, 2023, is as follows:

Years Ending September 30,		
2024	$	995,000
2025		565,000
2026		523,000
2027		523,000
2028		523,000
Thereafter		1,149,000
	$	4,278,000

Contract liabilities - Contract liabilities include billings in excess of costs and estimated earnings on uncompleted contracts and amounts due to vendors under contractual retainage provisions. Billings in excess of costs and estimated earnings on uncompleted contracts are billings to customers on contracts in advance of work performed, including advance payments negotiated as a contract condition. Retainage represents amounts invoiced from vendors where payments have partially been withheld pending the completion of certain milestones, the satisfaction of other contractual conditions, or the completion of the project.

- 13 -

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES NOTES TO FINANCIAL STATEMENTS - 14 - (1) Summary of significant accounting policies (continued) Capitalized quarry reclamation costs/asset retirement obligations - The Company has legal obligations to reclaim and restore certain quarry land and property at the termination of its useful life for one quarry, which is estimated to be 20 years as of September 30, 2023, and at the end of the current permit term for another quarry, which is March 30, 2029 and is subject to extension. In accordance with FASB ASC Topic 410 "Asset Retirement and Environmental Obligations", a liability has been established equal to the present value of each obligation, and the carrying amount of the property has been increased by the same amount. For property which there is no legal obligation for reclamation, the costs incurred to voluntarily reclaim the property are charged to operations as incurred. For the year ended September 30, 2023, operating costs related to the accretion of the liabilities and amortization of the assets were $127,500 and $221,596, respectively. For the year ended September 30, 2022, operating costs related to the accretion of the liabilities and amortization of the assets were $60,000 and $7,310, respectively. Recently adopted accounting guidance - In February 2016, the FASB issued Accounting Standards Update ("ASU”) 2016-02, “Leases (Topic 842),” to increase transparency and comparability among organizations by recognizing right-of-use (“ROU”) assets and lease liabilities on the combined and consolidated balance sheet and disclosing key information about leasing arrangements. The Company adopted Topic 842 effective October 1, 2022, using the modified retrospective transition method. The Company used the package of practical expedients permitted under the transition guidance that allowed the Company to not reassess: (1) whether any expired or existing leases are or contain leases, (2) lease classification for any expired or existing leases, and (3) initial direct costs for any expired or existing leases. The Company also used the practical expedient that allows the lessee to treat the lease and non-lease components of leases as a single lease component. The Company did not recognize an adjustment to the opening balance of retained earnings upon adoption. Because of the transition method used to adopt Topic 842, Topic 842 was not applied to periods prior to adoption. As a result of the adoption of Topic 842 on October 1, 2022, the Company recognized operating ROU assets of approximately $30.8 million and lease liabilities of approximately $32 million on its combined and consolidated balance sheet. Adoption of Topic 842 did not materially impact the Company’s net income or cash flows. Leases - The Company leases real estate from third parties and related parties. The Company determines if an arrangement is a lease at inception. In evaluating contracts to determine if they qualify as a lease, the Company considers factors such as if it has obtained substantially all of the rights to the underlying asset through exclusivity, if it can direct the use of the asset by making decisions about how and for what purpose the asset will be used, and if the lessor has substantive substitution rights. This evaluation may require significant judgment. Operating leases are included in operating lease ROU assets, other current liabilities, and operating lease liabilities on the accompanying combined and consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company uses its estimated long-term borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The ROU asset also includes any lease payments made and excludes lease incentives. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES NOTES TO FINANCIAL STATEMENTS - 15 - (1) Summary of significant accounting policies (continued) Leases (continued) - The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Leases with an initial term of twelve months or less are not recorded on the combined and consolidated balance sheet. Lease expense on such leases is recognized on a straight-line basis over the lease term. Income taxes - The stockholders of SHC and its subsidiaries have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and the applicable New Jersey Revenue Code. Under these provisions, SHC and its subsidiaries do not pay corporate income taxes on their taxable income. Instead, the stockholders report their proportional share of SHC and its subsidiaries’ income or loss on their personal tax returns. The combined affiliates of SHC are treated as partnerships for federal and state income tax purposes. Consequently, income taxes are not payable by these combined affiliates. Members are taxed individually on their respective shares of the combined affiliates’ taxable earnings, which are allocated among the members in accordance with the Agreement of each combined affiliate. The Company and its combined affiliates account for the effect of any uncertain tax positions based on a “more likely than not” threshold applied to the recognition of the tax positions being sustained based on the technical merits of the position under scrutiny by the applicable taxing authority. If a tax position or positions are deemed to result in uncertainties of those positions, the unrecognized tax benefit is estimated based on a “cumulative probability assessment” that aggregates the estimated tax liability for all uncertain tax positions. Interest and penalties assessed, if any, are accrued as income tax expense. The Company and its combined affiliates have determined that they have no tax positions resulting in an uncertainty requiring recognition. Reclassifications - The Company has made reclassifications to reduce prior year revenue and cost of revenue amounts relating to intercompany hauling charges to conform to the current year presentation. These reclassifications have no effect on the balance sheet, net income, and total equity and are therefore not considered material to the combined and consolidated financial statements taken as a whole. Variable interest entities - In accordance with FASB ASC Topic 810, Consolidation, the Company consolidates or combines entities that are variable interest entities (“VIEs”) where it holds a controlling financial interest and is thereby deemed to be the primary beneficiary. In determining whether the Company is the primary beneficiary, analyses are performed to evaluate the economic interests held by the Company and its subsidiaries and affiliates. A controlling financial interest is defined as (i) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE.

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES NOTES TO FINANCIAL STATEMENTS - 16 - (1) Summary of significant accounting policies (continued) Variable interest entities (continued) - As of September 30, 2023, SHC and certain subsidiaries have determined that they are the primary beneficiary/beneficiaries of SHP and its subsidiaries, RHA, and SMD and its subsidiary. These entities have been combined in these combined and consolidated financial statements as these entities are dependent on SHC and these subsidiaries for cash flow and working capital or are listed as co-borrowers on the Company's credit facility in Note 8. Summarized financial information for 2023 related to these entities are as follows: As of September 30, 2023 Balance sheets Assets Rosano Stavola Mining and Howell Development, LLC Asphalt and Subsidiary Company, LLC Stavola Holdings Pennsylvania, LLC and Subsidiaries Current assets $ 73,704 $ 616,815 $ 3,380,677 Other assets 4,187,213 2,274,034 37,393,796 Total assets $ 4,260,917 $ 2,890,849 $ 40,774,473 Liabilities and members' equity (deficit) Short-term liabilities $ - $ 29,511 $ 1,184,111 Other liabilities 25,701,632 6,204,464 15,801,599 Members' equity (deficit) (21,440,715) (3,343,126) 23,788,763 Total liabilities and members' equity (deficit) $ 4,260,917 $ 2,890,849 $ 40,774,473 For the Year Ended September 30, 2023 Summarized statements of operations Rosano Stavola Mining and Howell Development, LLC Asphalt and Subsidiary Company, LLC Stavola Holdings Pennsylvania, LLC and Subsidiaries Revenues $ - $ - $ 6,585,164 Cost of sales - - (6,370,456) General and administrative expenses - - (772,823) Other income (expense), net (177,063) (581,918) 51,746 Net loss $ (177,063) $ (581,918) $ (506,369)

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

NOTES TO FINANCIAL STATEMENTS

(1) Summary of significant accounting policies (continued)

Variable interest entities (continued) - As of September 30, 2022, SHC and certain subsidiaries determined that they were the primary beneficiary/beneficiaries of SHP and its subsidiaries, RHA, SMA, SML, and SMD and its subsidiary. These entities have been combined in these combined and consolidated financial statements as these entities are dependent on SHC and these subsidiaries for cash flow and working capital or are listed as co-borrowers on the Company's credit facility in Note 8. Summarized financial information for 2022 related to these entities are as follows:

As of September 30, 2022

Balance sheets	Stavola Mining and Development, LLC and Subsidiary	Rosano Howell Asphalt Company, LLC	Stavola Holdings Pennsylvania, LLC and Subsidiaries
Assets			
Current assets	$ 158,842	$ 614,602	$ 3,116,369
Other assets	4,279,138	2,281,189	29,854,733
Total assets	$ 4,437,980	$ 2,895,791	$ 32,971,102
Liabilities and members' equity (deficit)			
Short-term liabilities	$ -	$ 24,989	$ 683,991
Other liabilities	25,701,632	5,632,010	7,991,979
Members' equity (deficit)	(21,263,652)	(2,761,208)	24,295,132
Total liabilities and members' equity (deficit)	$ 4,437,980	$ 2,895,791	$ 32,971,102

For the Year Ended September 30, 2022

Summarized statements of operations	Stavola Mining and Development, LLC and Subsidiary	Rosano Howell Asphalt Company, LLC	Stavola Holdings Pennsylvania, LLC and Subsidiaries
Revenues	$ -	$ -	$ 4,411,841
Cost of revenues	-	-	(5,839,966)
General and administrative expenses	-	-	(727,250)
Other income (expense), net	(182,934)	(275,677)	56,947
Net loss	$ (182,934)	$ (275,677)	$ (2,098,428)

(2) Cash flow disclosures and concentration of credit risk

Cash and cash equivalents - The Company considers cash on hand, bank checking accounts, and temporary investments with an original maturity of three months or less to be cash equivalents. The Company maintains cash balances with several banks, which, at times, are in excess of the federally insured limit. The Company has not experienced any losses in such accounts.

The following is a summary of supplemental cash flow information:

Cash paid for interest during the years ended September 30, 2023 and 2022, was $1,437,626 and $1,211,625, respectively.

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STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES NOTES TO FINANCIAL STATEMENTS - 18 - (2) Cash flow disclosures and concentration of credit risk (continued) The following is a summary of noncash investing and financing activities: During the year ended September 30, 2023: • The Company acquired property, plant, and equipment costing $1,122,692 by incurring long-term obligations in the same amount. • The Company disposed of property, plant, and equipment with a cost of $15,971,735 and accumulated depreciation of $13,108,017, resulting in a gain on disposal of $7,344,720. • The Company recorded an asset retirement obligation, along with the related capitalized quarry reclamation cost, of $1,500,000. During the year ended September 30, 2022: • The Company acquired property, plant, and equipment costing $1,240,000 by incurring long-term obligations in the same amount. • The Company disposed of property, plant, and equipment with a cost of $35,239,961 and accumulated depreciation of $32,813,915, resulting in a loss on disposal of $1,576,236. (3) Dissolutions During the year ended September 30, 2022, CRRM and TFC (both wholly-owned subsidiaries of SHC), STF (a wholly-owned subsidiary of SAC), and SMA and SML (both affiliates of SHC) were dissolved. These dissolved entities had no operating activity during the year ended September 30, 2022. The dissolved subsidiaries' equity/deficit balances were relieved against the corresponding investment account on SHC during the year ended September 30, 2022. The dissolved affiliates' net deficit balance of $1,615,964 was recorded as a reduction of equity for SHC and certain wholly-owned subsidiaries during the year ended September 30, 2022. (4) Contract assets and contract liabilities Contract assets and contract liabilities consist of the following: Contract assets: Costs and estimated earnings in excess of billings September 30, 2023 2022 on uncompleted contracts $ 304,051 $ 658,855 Retainage receivable 710,376 804,670 $ 1,014,427 $ 1,463,525 Contract liabilities: Billings in excess of costs and estimated earnings on uncompleted contracts $ - $ 62,442 Retainage payable 23,689 56,383 $ 23,689 $ 118,825

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES NOTES TO FINANCIAL STATEMENTS - 19 - (4) Contract assets and contract liabilities (continued) Costs and estimated earnings in excess of billings on uncompleted contracts and billings in excess of costs and estimated earnings on uncompleted contracts, as included in contract assets and liabilities, are calculated as follows: Years Ended September 30, 2023 2022 Costs incurred on uncompleted contracts $ 18,865,096 $ 54,064,638 Estimated earnings on uncompleted contracts 685,104 4,155,414 19,550,200 58,220,052 Less billed to date 19,246,149 57,623,639 $ 304,051 $ 596,413 Included in contract assets and contract liabilities as follows: September 30, 2023 2022 Costs and estimated earnings in excess of billings on uncompleted contracts $ 304,051 $ 658,855 Billings in excess of costs and estimated earnings on uncompleted contracts - (62,442) $ 304,051 $ 596,413 (5) Property, plant, and equipment Property, plant, and equipment consist of the following: September 30, 2023 2022 Land and land improvements $ 39,535,507 $ 40,168,894 Mineral rights of properties 17,063,061 16,463,061 Buildings and building improvements 12,665,712 12,670,280 Plants 96,351,525 67,781,431 Machinery and equipment 83,031,568 81,576,158 Automobiles and trucks 10,410,879 8,968,925 Capitalized quarry reclamation costs 2,107,632 607,632 Furniture, fixtures, and office equipment 886,055 1,094,557 Construction-in-progress 5,713,134 27,940,428 Less accumulated depreciation, amortization, 267,765,073 257,271,366 and depletion 113,430,487 109,551,814 $ 154,334,586 $ 147,719,552 Depreciation, amortization, and depletion expenses for the years ended September 30, 2023 and 2022, totaled $16,986,690 and $12,993,517, respectively. Construction-in-progress consists primarily of costs incurred for improvements on land, buildings, plants, and equipment owned by SAC, SCMI, and SSM that have not yet been completed and placed in-service. A portion of these improvements may be performed by SCC.

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES NOTES TO FINANCIAL STATEMENTS - 20 - (6) Investment in affiliate SCMI has a partnership interest in an uncombined affiliate. Under the partnership agreement, SCMI does not participate in, or have any rights to, the operating profits or losses of the partnership. Accordingly, the investment in affiliate on SHC’s combined and consolidated balance sheets does not equal 49% of the $22,051,179 and $11,813,526 of this uncombined affiliate’s partners’ capital as of September 30, 2023 and 2022, respectively. Instead, SCMI’s partnership interest is frozen, except that it will receive 49% of the proceeds of future sales of, or refinancing proceeds from, partnership assets (principally land and buildings). Management of SCMI believes that the market value of the assets of the partnership significantly exceeds the book value. September 30, Balance sheets (Unaudited) 2023 2022 Assets Current assets $ 9,024,318 $ 2,068,362 Other assets 17,230,253 14,025,551 Total assets $ 26,254,571 $ 16,093,913 Liabilities and partners' capital Long-term liabilities $ 4,203,392 $ 4,280,387 Partners' capital 22,051,179 11,813,526 Total liabilities and partners' capital $ 26,254,571 $ 16,093,913 Years Ended September 30, Summarized statements of income (Unaudited) 2023 2022 Revenues $ 3,494,599 $ 2,826,965 Net income $ 2,544,302 $ 1,668,850 (7) Accounting for derivative financial instrument The Company has a derivative financial instrument which consists of an interest rate swap agreement on an original notional principal amount of $42,500,000. The Company pays a weighted average fixed rate of 1.115% on this notional amount, which is being amortized, and, in addition, receives a weighted average variable rate equivalent to the SOFR plus 1.25%. The derivative financial instrument matures in September 2031. Effective April 28, 2023, the interest rate swap agreement was amended to revise the interest rate index used for the derivative financial instrument from the Bloomberg Short-Term Bank Yield Index to SOFR. The estimated fair value of the Company’s interest rate swap agreement as of September 30, 2023 and 2022 totaled $4,958,300 and $4,990,894, respectively, and was recorded in the accompanying combined and consolidated balance sheets. The agreement is intended to economically hedge floating rate debt relating to the term loan, as discussed in Note 9. The Company elected not to apply hedge accounting treatment in accordance with the provisions of FASB ASC Topic 815, including formal hedge designation and documentation. The Company is recording the fair value of the derivatives on the combined and consolidated balance sheets with the offsetting entry to earnings. See Note 1 for fair value measurement disclosures related to this interest rate swap agreement.

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES NOTES TO FINANCIAL STATEMENTS - 21 - (7) Accounting for derivative financial instrument (continued) In accordance with FASB ASC Topic 815, as amended, the Company recorded unrealized gains (losses) of ($32,594) and $5,080,594, representing the change in estimated fair value of the related interest rate swap agreement for the years ended September 30, 2023 and 2022, respectively. During the years ended September 30, 2023 and 2022, the Company paid (received) ($1,492,151) and $228,647, respectively, of net interest rate swap settlements that occurred in accordance with the terms of the related agreement. (8) Revolving line of credit SHC and certain subsidiaries have a revolving line of credit agreement with a bank that provides for maximum borrowings of $65,000,000 and bears interest at a variable rate determined by certain financial ratios. The line of credit is secured by the assets of SHC and its subsidiaries. The Agreement contains certain restrictive covenants and conditions (see Note 9). As of September 30, 2023 and 2022, the balance outstanding under the line of credit was $0 and $5,000,000, respectively. The line of credit expires on September 30, 2026. Outstanding letters of credit held against this line totaled $305,080 as of September 30, 2023 and 2022. As of September 30, 2023, the amount available under this line of credit totaled $64,694,920. (9) Long-term debt obligations Long-term debt obligations consist of the following: SHC, along with certain subsidiaries, have a term loan agreement (the "Agreement") with a bank (the “Lender”). The loan calls for repayments in consecutive quarterly installments of $1,250,000 through September 30, 2031. During the year ended September 30, 2022, the fourth payment of $1,250,000 related to the Company’s term loan was not deducted by the Lender from the Company’s cash account until October 2022. Borrowings under the Agreement, including the line of credit agreement discussed in Note 8 with the Lender, are collateralized by a first priority interest in all of the assets of SHC and its subsidiaries. The Agreement contains certain restrictive covenants and conditions. Interest is charged at a variable rate determined by certain financial ratios. As of September 30, 2023, the effective interest rate was 7.15%. Notes payable to finance companies, due in monthly amounts totaling approximately $147,500 expiring through April 2025. These notes are collateralized by equipment purchased with these funds. Term loan payable to a bank, due in monthly installments totaling approximately $14,700 per month, including interest at 5.86%, through August 2025, secured by land. September 30, 2023 2022 $ 40,000,000 $ 46,250,000 2,329,455 2,887,816 319,170 472,027 Total long-term debt 42,648,625 49,609,843 Less current portion 6,836,700 7,770,714 Noncurrent portion $ 35,811,925 $ 41,839,129

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES NOTES TO FINANCIAL STATEMENTS - 22 - (9) Long-term debt obligations (continued) Annual maturities of long-term debt are as follows: Years Ending September 30, 2024 $ 6,836,700 2025 5,811,925 2026 5,000,000 2027 5,000,000 2028 5,000,000 Thereafter 15,000,000 $ 42,648,625 (10) Paycheck Protection Program loan On March 11, 2020, the outbreak of a coronavirus (COVID-19) was declared by the World Health Organization to be a pandemic. This pandemic resulted in a temporary disruption of the Company’s operations and led to the Company applying for, and receiving, a loan from the Company’s primary lender pursuant to the Paycheck Protection Program (“PPP”) in the amount of $4,701,785. The PPP, established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), provides for loans to be made to qualifying businesses based on their average monthly payroll expenses. The PPP loan was eligible to be forgiven by the lender, provided that the Company has used the loan proceeds for eligible purposes under the terms of the PPP. During the year ended September 30, 2022, the Company was informed by written notice from the Small Business Administration that the PPP loan was forgiven in full, and has been included with Other Income on the Combined and Consolidated Statement of Operations for the year ended September 30, 2022. (11) Advances to related parties Advances to related parties represent unsecured advances to entities related through common ownership and are noninterest-bearing with no formal repayment terms. Advances outstanding as of September 30, 2023 and 2022, totaled $513,332 for each year. (12) Asset retirement obligations Following is a reconciliation of the aggregate retirement liability associated with the Company’s obligations to retire certain property at the end of its useful life. 2023 2022 Balance, beginning of year $ 1,848,000 $ 1,788,000 Present value of new asset retirement obligation Increase in the present value of obligations (accretion expense charged against earnings) 1,500,000 127,500 - 60,000 Balance, end of year $ 3,475,500 $ 1,848,000

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES

NOTES TO FINANCIAL STATEMENTS

(13) Employee benefit plan

The Company, along with another affiliated company, participates in a 401(k) plan covering all nonunion employees. The Company matches 100% of employee contributions up to 4% of participating employee compensation. Contributions charged against the Company's operations for the years ended September 30, 2023 and 2022, were approximately $871,000 and $774,000, respectively.

(14) Related-party activity

SHC operates as the main financing source within the combined/consolidated group of entities along with other uncombined affiliated companies. All receivables and payables, along with any interest income or interest expense within the combined/consolidated group, are eliminated upon combination/consolidation. The remaining balances represent amounts due from/(to) uncombined affiliated companies. SHC has agreed to accept repayment beyond September 30, 2024.

Balances due from/(to) uncombined affiliates are as follows:

	September 30, 2023	September 30, 2022
Stavola Management Company	$ 2,934,395	$ 2,958,088
Stavola Realty Company	551,274	275,639
Other Affiliates	273,975	273,975
Progress Park Associates, Inc.	(858,491)	(858,491)
	$ 2,901,153	$ 2,649,211

Shown on the accompanying combined and consolidated balance sheets as follows:

	September 30, 2023	September 30, 2022
Receivables from unconsolidated affiliates	$ 3,759,644	$ 3,507,702
Payables from unconsolidated affiliates	$ 858,491	$ 858,491

Certain management services for the Company are performed by Stavola Management Company, Inc. Charges for these services were $19,025,813 and $14,726,967 for the years ended September 30, 2023 and 2022, respectively.

The Company leases real estate through March 2030 for an asphalt plant in Tinton Falls, New Jersey, from a related party. Rent is payable monthly, with annual increases each year through 2030. Rent expense for each of the years ended September 30, 2023 and 2022, was approximately $285,000.

During the year ended September 30, 2022, a related party receivable from an affiliated company totaling $549,557 was forgiven by the Company. This forgiveness was included with Other Income (Expenses) on the Combined and Consolidated Statement of Operations for the year ended September 30, 2022.

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STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES NOTES TO FINANCIAL STATEMENTS - 24 - (15) Multiemployer pension plans The Company participates in various construction industry multiemployer pension plans in accordance with collective bargaining agreements. These plans cover all of the Company’s employees who are members of those bargaining units. The risks of participating in these multi- employer plans are different from single-employer plans. If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers. If the Company chooses to stop participating in some of the multi- employer plans, the Company may be required to pay those plans an amount based on the underfunded status of the plan, referred to as a withdrawal liability. The following table presents the Company’s participation in multiemployer plans: Most Recent Expiration Pension Plan Pension FIP/RP Date of Employer Protection Status Contributions Collective Identification Act ("PPA") Pending/ Years Ended Sep tember 30, Surcharge Bargaining Pension Trust Fund Number Zone Status Implemented 2023 2022 Imposed Agreement Heavy and General Laborers Local Unions 472 and 172 of New Jersey Pension Fund 22-6032103 Green No $ 478,848 $ 475,991 No 2/29/2024 Operating Engineers 825 Pension Fund 22-6033380 Green No 450,706 474,953 No 6/30/2026 Total contributions $ 929,554 $ 950,944 The most recent PPA zone status available is for the plan’s most recent year end prior to September 30, 2023. The zone status is based on information that the Company received from the plan and is certified by the plan’s actuary. Among other factors, plans in the red zone are generally less than 65 percent funded, plans in the orange zone are less than 80 percent funded and have an Accumulated Funding Deficiency in the current year or projected into the next six years, plans in the yellow zone are less than 80 percent funded, and plans in the green zone are at least 80 percent funded. The “FIP/RP status pending/implemented” column indicates plans for which a financial improvement plan (“FIP”) or a rehabilitation plan (“RP”) is either pending or has been implemented. The Company did not contribute more than 5% of total contributions to any plan, and the Company does not have any intentions of withdrawing from any of the multiemployer pension plans noted above. The Company will operate under the terms of expiring collective bargaining agreements at times while these agreements are being renegotiated. The Company does not expect work stoppages to occur during such renegotiations. Nonunion employees are covered by a separate plan described in Note 13. (16) Leases Operating leases (lessor) - Nivek has an operating lease agreement with an unrelated party to lease its land. The lease calls for monthly receipts of approximately $23,000, subject to escalation every five years, through August 2026. In addition, CRCW has an agreement with an unrelated third party to lease land in Bridgewater Township, New Jersey. The lease calls for monthly receipts of $75,000, subject to certain escalations every five years, through April 2068.

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES NOTES TO FINANCIAL STATEMENTS - 25 - (16) Leases (continued) The following is a schedule of future annual minimum rental payments to be received under these lease agreements as of September 30, 2023: Years Ending September 30, 2024 $ 1,216,000 2025 1,216,000 2026 1,191,000 2027 910,000 2028 910,000 Thereafter 37,745,000 $ 43,188,000 Operating leases (lessee) - SAC has an operating lease agreement with an unrelated party to lease an asphalt plant in Newark, New Jersey. This lease calls for monthly payments of approximately $163,000, subject to certain escalations every five years, through February 2041. SAC also has an operating lease agreement with a related party (see Note 14) to lease an asphalt plant in Tinton Falls, New Jersey. This lease calls for monthly payments of approximately $24,000, subject to certain escalations every year, through March 2030. The leases may include options to extend the leases. In addition, the Company leases certain equipment and vehicles from third parties on a month-to-month basis. As of September 30, 2023, assets recorded under operating leases were $29,409,109, net of accumulated amortization of $1,435,124. The components of lease expense for the year ended September 31, 2023, were as follows: Operating lease cost $ 2,551,539 Short-term lease cost 494,091 Variable lease cost 64,138 Total lease cost $ 3,109,768 Future minimum lease payments under non-cancellable leases as of September 30, 2023, are as follows: Year Ending December 31, 2024 $ 2,223,000 2025 2,231,000 2026 2,353,000 2027 2,443,000 2028 2,452,000 Thereafter 30,525,000 Total future minimum lease payments 42,227,000 Less: imputed interest 11,920,191 30,306,809 Less current portion 1,050,851 $ 29,255,958

STAVOLA HOLDING CORPORATION AND SUBSIDIARIES AND AFFILIATES NOTES TO FINANCIAL STATEMENTS - 26 - (16) Leases (continued) Other information related to leases was as follows: Cash paid for amounts included in the measurement of lease liabilities: Operating cash flows from operating leases $ 2,867,237 Right-of-use assets obtained in exchange for lease obligations at adoption date: Operating leases $ 30,844,233 Right-of-use assets obtained in exchange for lease obligations after adoption date: Operating leases $ - Weighted average remaining lease term, in years: Operating leases 16.75 Weighted average discount rate: Operating leases 4.00% (17) Commitments and contingencies The Company may be involved in various legal actions from time to time arising in the normal course of business. In the opinion of management, there are no outstanding matters that would have a material adverse effect on the financial position or results of operations of the Company. The Company is subject to a number of federal, state, and local environmental laws and regulations. Management is not aware of any current or pending commitment or contingency that it can reasonably estimate. (18) Customer concentrations As of September 30, 2023 and 2022, no individual customers had outstanding accounts receivable and contract receivables balance greater than 10% of the Company’s accounts receivable and contract receivables. There were no customers with revenues in excess of 10% of the Company’s revenues for the years ended September 30, 2023 and 2022. (19) Subsequent events The Company has evaluated subsequent events through January 30, 2024, which is the date the combined and consolidated financial statements were available to be issued.